Exhibit 10.8.3

FIRST AMENDMENT TO THE
CNB HOLDINGS, INC.
1998 INCENTIVE STOCK OPTION PLAN

THIS FIRST AMENDMENT is made as of March 16, 2005, by FIRST CAPITAL BANCORP, INC., a Georgia corporation (the “Company”).

WHEREAS, pursuant to a recent corporate transaction, the Company maintains sponsorship of the CNB Holdings, Inc. 1998 Incentive Stock Option Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to change its name to the First Capital Bancorp, Inc. 1998 Incentive Stock Option Plan, to modify its administration and payment upon exercise provisions, and to modify the shareholder approval requirements due to recent changes in the law.

NOW, THEREFORE, BE IT RESOLVED, that the Company does hereby amend the Plan, effective as of March 16, 2005, as follows:

1.    By adding the following sentence to the end of Section 2(a):

“At such time as the Company becomes subject to any federal securities or exchange requirements, the Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Securities Exchange Act of 1934, as amended, and who satisfy the requirements of the national securities exchange or Nasdaq quotation or market system on which the Stock is then traded. The Committee shall report its decisions with respect to the Plan to the Board of Directors on a reasonably regular basis.”

2.    By deleting the existing first sentence of Section 5 and substituting therefor the following:

“Options granted pursuant to the Plan shall be evidenced by agreements (“Stock Option Agreements”) in such form as the Committee shall, consistent with the provisions of Code sections 421 and 422 and related sections of the Code and applicable Treasury Regulations, approved from time to time.”

3.    By deleting the existing Section 5(d) substituting therefor the following:

“(d) Medium and Time of Payment. The option price shall be payable upon the exercise of an option in (i) cash; (ii) by delivery of mature Shares of Common Stock having a fair market value, determined as of the date of exercise, equal to the aggregate option price payable as a result of such exercise; and (iii) in a cashless exercise through a broker; provided, however, that any such cashless exercise is consistent with the restrictions of Section 13(k) of the Securities Exchange Act of 1934, as amended (Section 402 of the Sarbanes-Oxley Act of 2002).”

3.	By deleting the existing Section 5(e) and substituting therefor the following:

“(e) Term and Exercise. Except as set forth in paragraph 5(j) of the Plan, each option granted under the Plan shall be exercisable by the Grantee only during a term fixed by the Committee ending not later than ten (10) years after the date of grant of the option. The Committee shall determine whether the option shall be exercisable in full at any time during the term or in cumulative or non-cumulative installments during the term.”

5.    By deleting the existing third sentence of Section 5(g)(A) and substituting therefor the following:

“The Committee at its election may provide in any Stock Option Agreement that the Grantee may exercise an option at any time within three (3) months after the termination of employment of the Grantee with the Company or any parent or subsidiary corporation then employing the Grantee (or within one (1) year after the termination of such employment if such employment is terminated due to the Grantee’s permanent disability).”

6.    By adding the following Subsection (f) to Section 10:

“(f) in the event that the Plan is assumed in connection with a corporate transaction, a change in either the granting corporation or the stock available for purchase or award under the Plan; provided, however, if the consolidation agreement fully describes the Plan and such agreement is approved by the shareholders, no further shareholder approval of the Plan shall be required.”

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

[Signature on the following page]

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed, effective as of the date first above written.

FIRST CAPITAL BANCORP, INC.

By: /s/ H. N. Padget, Jr.

Title: President and Chief Executive Officer

ATTEST:

By: /s/ Karen Sferratore

Title:  Senior Vice President